March ___, 1998

Mr. James L. Herbert, President
Neogen Corporation
620 Lesher Place
Lansing, Michigan 48912

Dear Jim:

        We are pleased to confirm that Comerica Bank (the "Bank") is willing to provide the Loans, as defined herein, to Neogen Corporation (the "Borrower"), upon and subject to the terms and conditions of this Letter Agreement ("Letter Agreement"), its execution and the execution of the Notes, as defined herein, in the forms attached hereto. As to the Loans, the Bank and the Borrower agree as follows:

        1.     THE LOANS

               1.1. The Working Capital Loans. Subject to the terms and conditions of this Letter Agreement, the Bank agrees to make Loans to the Borrower on a demand basis, for the purposes of providing Borrower with working Capital ("Working Capital Loans"), in such amount as the Borrower shall request pursuant to Section 2.2 of this Letter Agreement at any time from the date of this Letter Agreement until September 1, 1999 (the "Working Capital Loan Termination Date"), up to an aggregate principal amount outstanding at any time not to exceed the lesser of One Million Five Hundred Thousand Dollars ($1,500,000) (the "Working Capital Loan Commitment Amount"); provided that each date in which a disbursement is made (a "Disbursement Date") under this Letter Agreement must be a Business Day (as defined in the Working Capital Note).

               1.2. The Corporate Acquisitions Revolving Loans. Subject to the terms and conditions of this Letter Agreement, the Bank agrees to make Loans to the Borrower on a revolving basis, for the purposes of providing Borrower with funds for corporate acquisitions ("Corporate Acquisition Revolving Loans"), in such amount as the Borrower shall request pursuant to
Section 2.2 of this Letter Agreement at any time from the date of this Letter Agreement until December 1, 1999 (the "Corporate Acquisition Revolving Loan Termination Date"), up to an aggregate principal amount outstanding at any time not to exceed the lesser of Seven Million Five Hundred Thousand Dollars ($7,500,000) (the "Corporate Acquisition Loan Commitment Amount"); provided that each date in which a disbursement is made (a "Disbursement Date") under this Letter Agreement must be a Business Day (as defined in the Corporate Acquisition Revolving Note).

               1.3. The Loans; Termination Dates; Commitment Amount. The Working Capital Loans and the Corporate Acquisition Revolving Loans are collectively referred to herein as the "Loans". The Working Capital Loan Termination Date and the Corporate Acquisition Revolving Loan Termination Date are collectively referred to herein as the "Termination Date". The Working Capital Commitment Amount and the Corporate Acquisition Loan Commitment Amount are collectively referred to herein as the "Commitment Amount".

               1.4. Other Borrower Obligations. All loans, advances, indebtedness, obligations and liabilities of the Borrower to the Bank under this Letter Agreement, together with all other indebtedness, obligations, guarantees and liabilities whatsoever of the Borrower to the Bank, whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, joint or several, due or to become due, now existing or hereafter arising shall be included in the term "Loans."

               1.5. The Notes. The Working Capital Loans shall be evidenced by a promissory note in the form of Exhibit A attached hereto and made a part hereof (the "Working Capital Note"). The Corporate Acquisition Revolving Loans shall be evidenced by a promissory note in the form of Exhibit B attached hereto and made a part hereof (the "Corporate Acquisition Revolving Note"). The Working Capital Note and the Corporate Acquisition Revolving Note are referred to as the "Notes".

               1.6. Interest. The principal balance from time to time outstanding under the Notes shall bear interest as set forth in the Notes.

               1.7. Payments. The principal and accrued interest of the Notes shall be payable as set forth in the Notes.

        2.     CONDITIONS AND BORROWING PROCEDURES

               2.1. Conditions. As a condition precedent to the Loans, the Borrower agrees to furnish to the Bank, prior to the Borrowing hereunder, in form satisfactory to the Bank the executed Letter Agreement and the Notes.

               2.2.   Borrowing Procedures.

                      2.2.1. Notice. The Borrower shall give the Bank notice of the Borrower's desire for a Loan as set forth in the Notes.

                      2.2.2. Bank Obligations. The Bank agrees to make the Loans on the Disbursement Date established by notice to the Bank from the Borrower conforming to the requirements of Section 2.2.1 by crediting the deposit account of the Borrower with the Bank in the amount of such Loan; provided, however, that the Bank shall not be obligated if:

                             2.2.2.1. Any of the conditions precedent set forth in Section 2.1 of this Letter Agreement shall not have been satisfied or waived by the Bank, or

                             2.2.2.2.  Such proposed Loan would cause the
              aggregate unpaid principal amount of the Loans outstanding under an applicable Note to exceed the Commitment Amount under that Note, on a Disbursement Date.

        3.     REPRESENTATIONS AND WARRANTIES

        The Borrower represents and warrants and such representations and warranties shall be deemed to be continuing representations and warranties during the entire life of this Letter Agreement:

               3.1. Corporate Existence and Power. The Borrower is a corporation duly organized and existing in good standing under the laws of the State of Michigan; the Borrower is in good standing in each jurisdiction in which it is required to be qualified to do business; execution, delivery and performance of this Letter Agreement and other documents and instruments required under this Letter Agreement, and the issuance of the Notes by the Borrower are within its corporate powers, have been duly authorized, are not in contravention of law or the terms of the Borrower's Articles of Incorporation or Bylaws, and do not require the consent or approval of any governmental body, agency or authority; and this Letter Agreement and other documents and instruments required under this Letter Agreement and the Notes, when issued and delivered, will be valid and binding in accordance with their terms.

               3.2. Authorization and Approvals. The execution, delivery and performance of this Letter Agreement and any other documents and instruments required under this Letter Agreement, and the issuance of the Notes by the Borrower are not in contravention of the unwaived terms of any indenture, agreement or undertaking to which the Borrower is a party or by which it is bound.

               3.3. Actions, Suits or Proceedings. No litigation or other proceeding before any court or administrative agency is pending, or to the knowledge of the officers of the Borrower is threatened against the Borrower, the outcome of which could materially impair the Borrower's financial condition or the ability of the Borrower to carry on its business.

               3.4. Financial Statements. The financial statements of the Borrower previously furnished Bank are, to the best of the Borrower's knowledge, complete and correct and fairly present the financial condition of the Borrower; since said date there has been no material adverse change in the financial condition of the Borrower; the Borrower does not have any material contingent obligations (including any liability for taxes) not disclosed by or reserved against in said financial statements and at the present time there are no material unrealized or anticipated losses from any present commitment of the Borrower.

               3.5. Taxes. All tax returns and tax reports of the Borrower required by law to be filed have been duly filed or extensions obtained, and all taxes, assessments and other governmental charges or levies (other than those presently payable without penalty and those currently being contested in good faith for which adequate reserves have been established) upon the Borrower (or any of its properties) which are due and payable have been paid. The charges, accruals and reserves on the books of the Borrower in respect of the Federal income tax for all periods are adequate in the opinion of the Borrower.

               3.6. Compliance with Laws. The Borrower is, in the conduct of its business, in compliance in all material respects with all federal, state or local laws, statutes, ordinances and regulations applicable to it, the enforcement of which, if the Borrower were not in compliance, would materially adversely affect its business or the value of its property or assets. The Borrower has all approvals, authorizations, consents, licenses, orders and other permits of all governmental agencies and authorities, whether federal, state or local, required to permit the operation of its business as presently conducted, except such approvals, authorizations, consents, licenses, orders and other permits with respect to which the failure to have can be cured without having a material adverse effect on the operation of such business.

               3.7. No Representation. No representation or warranty by the Borrower in this Letter Agreement, nor any statement or certificate (including financial statements) furnished or to be furnished to Bank pursuant hereto contains or will contain any materially untrue statement of any material fact or omits or will omit to state a material fact necessary to make such representation, warranty, statement or certificate not misleading; provided, however, as to any financial statements of the Sellers, this representation and warranty is made based solely on the best knowledge of the Borrower.

               3.8. Environmental Laws. The Borrower is not a party to any litigation or administrative proceeding, nor so far as is known by the Borrower is any litigation or administrative proceeding threatened against the Borrower, which in either case (a) asserts or alleges that the Borrower violated any applicable environmental laws ("Environmental Laws"), (b) asserts or alleges that the Borrower is required to clean up, remove, or take remedial or other response action due to the disposal, depositing, discharge, leaking or other release of any hazardous substances or materials, (c) asserts or alleges that the Borrower is required to pay all or a portion of the cost of any past, present, or future cleanup, removal or remedial or other response action which arises out of or is related to the disposal, depositing, discharge, leaking or other release of any hazardous substances or materials by the Borrower. To the best knowledge of the Borrower, there are no conditions existing currently which would subject the Borrower to damages, penalties, injunction relief or cleanup costs under any applicable Environmental Laws or which require or are likely to require cleanup, removal, remedial action or other response pursuant to applicable Environmental Laws by the Borrower. The Borrower is not subject to any judgment, decree, order or citation related to or arising out of applicable Environmental Laws and to the best knowledge of the Borrower, the Borrower has not been named or listed as a potentially responsible party by any governmental body or agency in a matter arising under any applicable Environmental Laws. The Borrower has all permits, licenses and approvals required under applicable Environmental Laws.

        4.     AFFIRMATIVE COVENANTS

        On a continuing basis from the date of this Letter Agreement until the later of the Termination Date or when the Loans are paid in full and the Borrower has performed all of its other obligations hereunder, the Borrower covenants and agrees that it will:

               4.1. Preservation of Corporate Existence, Etc. Preserve and maintain its (and subsidiaries) corporate existence and such of its rights (charter and statutory) and privileges as are material to its business and operations; qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is material to its business and operations or the ownership of its properties; and maintain in effect all material licenses necessary to the conduct of its business.

               4.2. Compliance with Laws, Etc. Comply, and cause each of its subsidiaries to comply, in all material respects with all applicable laws, including Environmental Laws, rules, regulations and orders of any governmental authority, noncompliance with which could materially and adversely affect the financial condition or operations of the Borrower.

               4.3. Maintenance of Insurance. Maintain adequate insurance with responsible insurance companies or associations against fire and other casualties customarily insured against by concerns engaged in business the same or similar to the Borrower, including workmen's compensation insurance, public liability and product liability insurance.

               4.4. Inspection Rights. At any reasonable time and from time to time, permit the Bank or any agents or representatives thereof to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower (except to the extent prohibited by applicable confidentiality or privacy laws, regulations or agreements), any of its subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and any of its subsidiaries with any of their respective officers and directors.

               4.5. Keeping of Books. Keep, and cause each of its subsidiaries, to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower and each of its subsidiaries, so as to permit the Borrower to present financial statements prepared in accordance with generally accepted accounting principles consistently applied ("GAAP").

               4.6. Reporting Requirements. Furnish to the Bank the following:

               4.6.1. Annual Financial Statements. Furnish to the Bank, in form and reporting basis satisfactory to the Bank, not later than ninety (90) days after the close of each fiscal year of the Borrower, beginning with the most recently concluded fiscal year of the Borrower, financial statements of the Borrower on a consolidated and consolidating basis containing the balance sheet of the Borrower as of the close of each such fiscal year, statements of income and retained earnings and a statement of cash flows for each such fiscal year, and such other comments and financial details as are usually included in similar reports. Such reports shall be prepared on an audited basis for the Borrower's fiscal year, in accordance with GAAP by independent certified public accountants of recognized standing selected by the Borrower and acceptable to the Bank. For each fiscal year such reports shall contain unqualified opinions of the independent certified public accountants as to the fairness of the statements contained therein.

               4.6.2. Quarterly Financial Statements. Furnish to the Bank not later than forty-five (45) days after the close of each quarter of each fiscal year of the Borrower, beginning with the most recently concluded quarter, financial statements on a consolidated and consolidating basis containing the balance sheet of the Borrower as of the end of each such period, statements of income and retained earnings of the Borrower for the portion of the fiscal year up to the end of such period, and such other comments and financial details as are usually included in similar reports. These statements shall be prepared on the same accounting basis as the statements required in Section 5.6(a) of this Letter Agreement and shall be in such detail as the Bank may reasonably require, and the accuracy of the statements shall be certified by the chief executive or financial officer of the Borrower.

               4.6.3. Adverse Events. Promptly inform the Bank of the occurrence of any Event of Default or Default, or of any other occurrence which has or could reasonably be expected to have a materially adverse effect upon the Borrower's business, properties, or financial condition or upon the Borrower's ability to comply with its obligations hereunder.

               4.6.4. Other Information As Requested. Promptly furnish to the Bank the Borrowers Annual 10K Reports and Quarterly 10Q Reports and such other information regarding the operations, business affairs and financial condition of the Borrower and its subsidiaries as the Bank may reasonably request from time to time and permit the Bank, its employees, attorneys and agents, to inspect all of the books, records and properties of the Borrower at any reasonable time.

               4.7. ERISA. At all times meet and cause each of the Borrower's subsidiaries to meet the minimum funding requirements of ERISA with respect to the Borrower's and its subsidiaries' employee benefit plans subject to ERISA; as soon as possible and in any event within thirty (30) days after the Borrower knows or has reason to know (i) of the occurrence of any event which would constitute a reportable event under ERISA, or (ii) that the PBGC or the Borrower (or any subsidiary) has instituted or will institute proceedings to terminate an employee pension plan, deliver to the Bank a certificate of the chief financial officer of the Borrower setting forth details as to such reportable event and the action which the Borrower (or such subsidiary) proposes to take with respect thereto, together with a copy of any notice of such reportable event which may be required to be filed with the PBGC, or any intent to institute such proceedings, or any notice to the PBGC that the plan is to be terminated, as the case may be, and for all purposes hereof, the Borrower (and each subsidiary) shall be deemed to have knowledge of all facts attributable to the plan administrator; and furnish to the Bank a copy of the annual return (including all schedules and attachments) for each plan not later than ten (10) days after such report has been filed with the Internal Revenue Service.

               4.8. Taxes. Pay promptly and within the time that they can be paid without interest or penalty, all taxes, assessments and similar imposts and charges of every kind and nature lawfully levied, assessed or imposed upon the Borrower and/or its property, except to the extent being contested in good faith and, if requested by the Bank, bonded in a manner satisfactory to the Bank.

               4.9. Maintain Tangible Net Worth. On a consolidated basis, Borrower shall maintain a Tangible Net Worth for Borrower of not less than Fifteen Million Dollars ($15,000,000). "Tangible Net Worth" shall mean, as of any applicable date of determination, the excess of (i) the net book value of all assets of Borrower (other than patents, patent rights, trademarks, trade names, franchises, copyrights, licenses, goodwill, and similar intangible assets) after all appropriate deductions (including, without limitation, reserves for doubtful receivables, obsolescence, depreciation and amortization), all as determined in accordance with GAAP, over (ii) all items of indebtedness, obligation or liability of Borrower, whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, joint or several, that should be classified as liabilities in accordance with GAAP ("Debt").

               4.10. Maintain Net Current Assets. On a consolidated basis, Borrower shall maintain Net Current Assets of not less than Eight Million Dollars ($8,000,000). "Net Current Assets" shall mean Borrower's Current Assets less Current Liabilities. "Current Assets" shall mean all cash, non-affiliated customer receivables, United States government securities and inventories. "Current Liabilities shall mean all items of Debt that should be classified as current in accordance with GAAP.

               4.11. Maintain Consolidated Funded Debt to EBITDA. On a Consolidated Basis, Borrower shall maintain the ratio of Funded Debt to earnings before interest, taxes, depreciation and amortization (determined on a rolling twelve (12) month basis) ("EBITDA") of not more than 4.5 to 1.0. "Funded Debt" shall mean, as of any applicable date of determination, that portion of Debt which consists of (a) indebtedness for borrowed money, including indebtedness for borrowed money which is evidenced by notes, bonds, debentures or other similar instruments or (b) obligations under installment sales contracts or capital leases, less cash and cash equivalents of Borrower as of the applicable date.

        5.     NEGATIVE COVENANTS

        On a continuing basis from the date of this Letter Agreement until the later of the Termination Date or when the Loans are paid in full and the Borrower has performed all of its other obligations hereunder, the Borrower covenants and agrees that it will not, and will not permit any Subsidiary to:

               5.1. Dividends. Declare or pay any dividends on, or make any other distribution (whether by reduction of capital or otherwise) with respect to any shares of its capital stock, except for dividends from a subsidiary to the Borrower.

               5.2. Stock Issuance. Issue any additional shares of its capital stock, or any warrant except existing warrants previously disclosed to the Bank, right or option relating thereto or any security convertible into any of the foregoing, except shares of Borrower's capital stock issued under Neogen's Stock Option Plan II and any successor plans thereto.

               5.3. Stock Acquisition. Purchase, redeem, retire or otherwise acquire any of the shares of its capital stock in excess of One Hundred Thousand (100,000) shares per year, or make any commitment to do so.

               5.4. Liens and Encumbrances. Create, incur, assume or suffer to exist any mortgage, pledge, encumbrance, security interest, lien or charge of any kind (including any charge upon property purchased under a conditional sales or other title retaining agreement) upon any of its property or assets whether now owned or hereafter acquired, except for amounts which in the aggregate do not exceed One Hundred Thousand Dollars ($100,000) per fiscal year.

               5.5. Indebtedness. Incur, create, assume or permit to exist any indebtedness direct or contingent, or liability on book account or otherwise for borrowed money, or any other indebtedness or liability evidenced by notes, bonds, debentures or similar obligations, except for (a) trade indebtedness incurred in the ordinary course of the Borrower's business, (b) indebtedness to the Bank, (c) indebtedness subordinated to the prior payment in full of its indebtedness to the Bank, upon terms and conditions approved in writing in advance by the Bank, (d) existing indebtedness to Ampcor Diagnostics, Inc., and (e) indebtedness which in the aggregate does not exceed One Hundred Thousand Dollars ($100,000) per fiscal year.

               5.6. Extension of Credit. Make loans, advances or extensions of credit or guarantee or otherwise in any way become or be responsible for obligations of any other person or entity ("Person") in excess of Fifty Thousand Dollars ($50,000) at any one time, except for (a) sales on open account and otherwise in the ordinary course of business and (b) the endorsement of negotiable instruments by the Borrower in the ordinary course of business for collection.

               5.7. Guarantee Obligations. Except for guarantees in favor of the Bank, guarantee or otherwise, directly or indirectly, in any way be or become responsible for obligations of any other Person, whether by agreement to purchase the indebtedness of any other Person, agreement for the furnishing of funds to any other Person through the furnishing of goods, supplies or services, by way of stock purchase, capital contribution, advance or loan, for the purpose of paying or discharging (or causing the payment or discharge of) the indebtedness of any other Person, or otherwise, except for the endorsement of negotiable instruments by the Borrower in the ordinary course of business for deposit or collection.

               5.8. Subordinate Indebtedness. Subordinate any indebtedness due to it from a Person to indebtedness of other creditors of such Person.

               5.9. Property Transfer, Merger or Lease-Back. (i) Sell, lease, transfer or otherwise dispose of properties and assets having an aggregate book value of more than Fifty Thousand Dollars ($50,000) except in the ordinary course of business or as otherwise permitted hereunder (ii) consolidate with or merge into any corporation, or permit another corporation to merge into it, or acquire all or substantially all the properties or assets of any other Person or (iii) enter into any arrangement, with any Person whereby, directly or indirectly, the Borrower or any of its subsidiaries shall sell or transfer all or any substantial portion of its property, real or personal, which is used and useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property usable for substantially the same purpose or purposes as the property being sold or transferred; provided, however, that a wholly-owned subsidiary may be merged into, or consolidated with, the Borrower or another wholly-owned subsidiary and such wholly-owned subsidiary may sell, lease or transfer all or a substantial part of its assets to the Borrower or another wholly-owned subsidiary, the Borrower may acquire all or substantially all of the properties and assets of the subsidiary so to be merged into, or consolidated with, it or so to be sold, leased or transferred to it.

               5.10. Acquire Securities. Purchase or hold beneficially any stock or other securities of, or make nay investment or acquire any interest whatsoever in, any other Person, except for the common stock of Borrower's subsidiaries, existing or hereafter acquired, and except for certificates of deposit with maturities of two years or less of United States commercial banks with capital surplus and undivided profits in excess of $100,000,000 and direct obligations of the United States Government maturing within two years from the date of acquisition thereof and investment grade commercial paper and investment grade fixed-income securities (e.g. corporate bonds).

               5.11. Acquired Fixed Assets. Acquire or expend for, or commit itself to acquire or expend for fixed assets by lease, purchase or otherwise in the aggregate amount that exceeds the combined amounts of annual depreciation and amortization, as defined by GAAP and as accounted for in the financial statements of Borrower submitted to the Bank, in any fiscal year.

               5.12. Pension Plans. Allow any fact, condition or event to occur or exist with respect to an employee pension and/or profit sharing plan of the Borrower, or its subsidiaries, which might constitute grounds for termination of such plan by the PBGC or for the appointment by a United States District Court of a trustee to administer any such plan.

               5.13. Misrepresentation. Furnish the Bank with any certificate or other document that contains any untrue statement of a material fact or omits to state a material fact necessary to make such certificate or document not misleading in light of the circumstances under which it was furnished.

               5.14. Margin Stock. Apply any of the proceeds of a Loan to the purchase or carrying of any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, or any regulations, interpretations or rulings thereunder.

        60     EVENTS OF DEFAULT

               6.1. Events of Default. Upon occurrence of any of the following events of default ("Events of Default") then, or at any time thereafter, unless such default is remedied, Bank may give notice to the Borrower declaring all outstanding indebtedness hereunder and under the Notes to be due and payable, whereupon all indebtedness then outstanding hereunder and under the Notes shall immediately become due and payable without further notice and demand:

                      6.1.1. failure to pay, when due, any principal or interest under the Notes or any taxes, insurance or other amount payable by the Borrower under this Letter Agreement or if the Borrower, any of its Subsidiaries, or the Guarantor shall fail to pay, when due, any indebtedness, obligation or liability whatsoever of the Borrower, any of its Subsidiaries, or the Guarantor to the Bank;

                      6.1.2. default in observance or performance of any of the other conditions, covenants or agreements of the Borrower herein set forth, and continuance thereof for thirty (30) days after notice to the Borrower by Bank;

                      6.1.3. any representation or warranty made by the Borrower herein or in any instrument submitted pursuant hereto proves untrue in any material respect;

                      6.1.4. default by the Borrower or any of its subsidiaries in the due payment of any of their indebtedness or obligations (direct or contingent) or in the observance or performance of any term, covenant or condition in any agreement or instrument evidencing, securing or relating to such indebtedness or obligations, and such default shall be continued for a period sufficient to permit acceleration of the indebtedness;

                      6.1.5. the entry against the Borrower or any of its subsidiaries of one or more judgments or decrees involving an aggregate liability of One Hundred Thousand Dollars ($100,000) or more, which has or have become non-appealable and shall remain undischarged, unsatisfied by insurance and unstayed for more than twenty (20) days, whether or not consecutive; or the issuance and levy of a writ of attachment or garnishment against the property of the Borrower or any of its subsidiaries in an action claiming Two Hundred Fifty Thousand Dollars ($250,000) or more, and which is not released or appealed and bonded in a manner satisfactory to the Bank;

               6.2. Business Suspension, Bankruptcy, Etc. If a creditors' committee shall have been appointed for the business of the Borrower; or if the Borrower shall have made a general assignment for the benefit of creditors or shall have been adjudicated bankrupt, or shall have filed a voluntary petition in bankruptcy or for reorganization or to effect a plan or arrangement with creditors; or shall file an answer to a creditor's petition or other petition filed against it, admitting the material allegations thereof for an adjudication in bankruptcy or for reorganization; or shall have applied for or permitted the appointment of a receiver, or trustee or custodian for any of its property or assets; or such receiver, trustee or custodian shall have been appointed for any of its property or assets (otherwise than upon application or consent of the Borrower) and such receiver, trustee or custodian so appointed shall not have been discharged within sixty (60) days after the date of his appointment or if an order shall be entered and shall not be dismissed or stayed within sixty (60) days from its entry, approving any petition for reorganization of the Borrower, then the Notes and all indebtedness then outstanding hereunder shall automatically become immediately due and payable.

        70     MISCELLANEOUS

               7.1. Successors and Assigns. This Letter Agreement shall be binding upon and shall inure to the benefit of the Borrower and Bank and their respective successors and assigns.

               7.2. Waiver. No delay or failure of Bank in exercising any right, power or privilege hereunder shall affect such right, power or privilege, nor shall any single or partial exercise thereof preclude any further exercise thereof, or the exercise of any other power, right or privilege. The rights of Bank under this Letter Agreement are cumulative and not exclusive of any right or remedies which Bank would otherwise have.

               7.3. Accounting Principles. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidated or other accounting computation is required to be made for the purposes of this Letter Agreement, it shall be done in accordance with GAAP.

               7.4. Notices. All notices and communications provided for herein or in any document contemplated hereby or required by law to be given shall be in writing (unless expressly provided to the contrary) and, if personally delivered, effective when delivered at the address below or, in the case of mailing, effective two (2) days after sending by first class mail, postage prepaid, addressed as follows: (a) If to the Borrower, to: 620 Lesher Place, Lansing, Michigan 48912, and (b) if to the Bank, to: MC 7834, 101 N. Washington Square, Lansing, Michigan 48933-1606 or to such other address as a party shall have designated to the other in writing in accordance with this section. The giving of at least five (5) days' notice before the Bank shall take any action described in any notice shall conclusively be deemed reasonable for all purposes; provided, that this shall not be deemed to require the Bank to give five days' notice or any notice if not specifically required in this Letter Agreement.

               7.5. Costs and Expenses. The Borrower shall pay all closing costs and expenses, including, by way of description and not limitation, reasonable outside attorney fees incurred by Bank in connection with the commitment, consummation and closing of this Letter Agreement. All of said amounts required to be paid by the Borrower may, at Bank's option, be charged by Bank as an advance against the proceeds of the Notes. All costs, including attorney fees and auditor fees, incurred by Bank in reviewing, revising, protecting or enforcing any of its rights against the Borrower or defending Bank from any claims or liabilities by any party or otherwise incurred by Bank in connection with an event of default or the enforcement of this Letter Agreement or the related documents shall also be paid by the Borrower.

               7.6. Effective Date. This Letter Agreement shall become effective upon the execution hereof by Bank and the Borrower.

               7.7. Amendments. No amendments or waiver of any provision of this Letter Agreement nor consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be in writing and signed by the Bank, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No amendment, waiver or consent with respect to any provision of this Letter Agreement shall affect any other provision of this Letter Agreement.

               7.8. Governing Law. THIS LETTER AGREEMENT AND THE NOTES HAVE BEEN DELIVERED AT LANSING, MICHIGAN, AND SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MICHIGAN. Whenever possible each provision of this Letter Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Letter Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Letter Agreement.

               7.9. Waiver of Jury Trial. THE BORROWER AND BANK ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED, EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS LETTER AGREEMENT, THE LOANS EVIDENCED BY THE NOTES OR THE NOTES.


                                        COMERICA BANK


                                        By__________________________________

                                        Its_________________________________


Receipt of the foregoing Letter Agreement is hereby acknowledged and all terms and conditions set forth therein are hereby accepted and agreed.

                                            NEOGEN CORPORATION

                                        By__________________________________

                                        Its_________________________________

                                   Exhibits


Exhibit A       -     Working Capital Note

Exhibit B       -     Corporate Acquisition Revolving Note

                                  EXHIBIT A

                             WORKING CAPITAL NOTE
                                 (Eurodollar)

                                               TAX I.D. NO.: 38-______________

$1,500,000                                                   Lansing, Michigan

                                                              March ____, 1998


        FOR VALUE RECEIVED, the undersigned promises to pay to the order of COMERICA BANK (the "Bank") at any office of the Bank, on Demand, the principal sum or so much of the principal sum of One Million Five Hundred Thousand Dollars ($1,500,000) as may from time to time have been advanced and be outstanding under that certain Letter Agreement dated March ____, 1998, between the undersigned and the Bank (the "Letter Agreement") plus all accrued but unpaid interest thereon.

        This Note is a Master Note under which sums may or must be repaid from time to time and under which new advances are to be made by the Bank pursuant to the terms and conditions of the Letter Agreement, and the books and records of the Bank shall constitute the best evidence of the amount of indebtedness at any time owing hereunder.

        The entire indebtedness outstanding hereunder from time to time shall bear interest at the Applicable Interest Rate, as elected by Borrower from time to time, or as otherwise determined under the terms and conditions of this Note. Interest shall be payable on the first day of each month commencing April 1, 1998, and on the last day of any Applicable Interest Period (each an "Interest Payment Date").

        Interest accruing at the Prime Rate shall be computed on the basis of a 360 day year and shall be assessed for the actual number of days elapsed, and in such computation, effect shall be given to any change in the Prime Rate as a result of any change in the Prime Rate on the date of each such change.

        Interest accruing at the Eurodollar Rate shall be computed on the basis of a 360 day year and shall be assessed for the actual number of days elapsed from the first day of the Applicable Interest Period applicable thereto, but not including the last day thereof.

        The amount from time to time outstanding under this Note, the Applicable Interest Rate, the Applicable Interest Period, and the amount and date of any repayment shall be noted on Bank's books and records, which shall be conclusive evidence thereof, absent manifest error; provided, however, any failure by Bank to make any such notation, or any error in any such notation, shall not relieve Borrower of its obligations to repay Bank all principal, all accrued and unpaid interest thereon, and all other amounts payable by Borrower to Bank under or pursuant to this Note in accordance with the terms hereof.

        Interest Rate Election. The Borrower may elect to have the Applicable Interest Rate be the Eurodollar Rate by giving the Bank verbal notice (a "Notice of Interest Rate Election") of each such election not later than 1:00 p.m. Lansing, Michigan time two (2) Business Days before each Eurodollar Rate Loan is to be made, specifying:

               (a) the date when such election shall be effective (which shall be a Business Day);

               (b)    the Specified Principal;

               (c)    the Applicable Interest Rate; and

               (d)    the Applicable Interest Period.

        If the Borrower fails to make such election, the Applicable Interest Rate shall be the Prime Rate.

        Subsequent Elections as to Borrowing. The Borrower may elect to (a) continue a Eurodollar Rate Loan or a portion thereof, as a Eurodollar Rate Loan, or (b) convert a Eurodollar Rate Loan or a portion thereof, to a Prime Rate Loan, or (c) elect to convert a Prime Rate Loan, or a portion thereof, to a Eurodollar Rate Loan, in each case by giving verbal notice thereof to the Bank not later than 1:00 p.m. Lansing time (i) two (2) Business Days prior to the date any such continuation of or conversion to a Eurodollar Rate Loan is to be effective and (ii) one (1) Business Day prior to the date any such continuation of or conversion to a Prime Rate Loan to be effective, provided that an outstanding Eurodollar Rate Loan may only be converted on the last day of the Applicable Interest Period with respect thereto, and provided further, if a continuation of a Loan, or a conversion of a Loan to, a Eurodollar Rate Loan is requested, such notice shall also specify the Applicable Interest Period for such continuation or conversion. If the Borrower shall not timely deliver a Notice of Interest Rate Election with respect to an outstanding Eurodollar Rate Loan, the Borrower shall be deemed to have elected to convert such Eurodollar Rate Loan to a Prime Rate Loan on the last day of the then current Applicable Interest Period. If requested by the Bank, the Borrower shall confirm any verbal notice hereunder in writing.

        Maximum Amount of Loans. The sum of the aggregate principal amount of all Loans shall not at any time exceed the Working Capital Loan Commitment Amount.

        Limitations of Requests and Elections. Notwithstanding any other provision of this Note to the contrary, if, upon receiving a request for a Eurodollar Rate Loan, a request for a continuation of a Eurodollar Rate Loan as a Eurodollar Rate Loan or a request for a conversion to a Eurodollar Rate Loan, (a) deposits in dollars for periods comparable to the Eurodollar Interest Period elected by the Borrower are not available to the Bank in the relevant interbank secondary market, or (b) the Eurodollar Rate will not adequately and fairly reflect the cost to the Bank of making, funding or maintaining the related Eurodollar Rate Loan, or (c) by reason of national or international financial, political or economic conditions or by reason of any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect, or the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by the Bank with any guideline, request or directive of such authority (whether or not having the force of law), including without limitation exchange controls, it is impracticable, unlawful or impossible for the Bank (i) to make or fund Eurodollar Rate Loans or (ii) to maintain outstanding such Eurodollar Rate Loan, or (iii) to convert a Loan to a Eurodollar Rate Loan, then the Borrower shall not be entitled, so long as such circumstances continue, to request a Eurodollar Rate Loan or a continuation of or conversion to a Eurodollar Rate Loan. In the event that such circumstances no longer exist, the Bank shall again consider requests for Eurodollar Rate Loans, and requests for continuations of and conversions to Eurodollar Rate Loans.

        Maximum Amount of Interest Rate Elections. Except for (a) Borrowings and conversions thereof which exhaust the entire remaining amount of the Working Capital Loan Commitment, and (b) payments required pursuant hereto, each Borrowing and each continuation or conversion thereof and each repayment thereof shall be in a minimum amount of Five Hundred Thousand Dollars ($500,000.00) and in integral multiples of One Hundred Thousand Dollars ($100,000.00). No more than three
(3) Eurodollar Interest Periods shall be permitted to exist at any one time.

        Optional Prepayments of Principal. The Borrower may, at any time, upon notice to the Bank, pay all or part of the Loan outstanding bearing interest at the Prime Rate without penalty, premium or other charge. The Borrower may not prepay any portion of the Loan as to which an election for, a continuation of or a conversion to a Eurodollar Rate is pending, and any Eurodollar Rate Loan may only be paid on the last day of the Applicable Interest Period with respect thereto, unless, in addition to any other amounts required to be paid, the Borrower also pays the Bank the Prepayment Amount. All notices of prepayment that are delivered to the Bank by the Borrower pursuant to this section shall be delivered by 1:00 p.m. Lansing time on the relevant Business Day or if delivered at a later time shall be deemed to have been delivered as of the next Business Day. A notice of prepayment with respect to a Eurodollar Rate Loan shall not be revocable by the Borrower after delivery to the Bank.

        Mandatory Payments of Loans. The Borrower shall pay to the Bank, the amount, if any, by which the aggregate unpaid principal amount of all Loans from time to time exceeds the Working Capital Commitment Amount, together with all interest accrued and unpaid on the amount of such excess. Such payment shall be immediately due and owing without notice or demand upon the occurrence of any such excess. Mandatory payments under this Section shall be applied first to Prime Rate Loans.

         Interest Payments. The Borrower shall pay interest to the Bank on the unpaid principal amount of the Loan, for the period commencing on the date hereof until the Loan is paid in full, on each Interest Payment Date and at maturity (whether at stated maturity, by demand, by acceleration or otherwise), and thereafter on demand, at the Applicable Interest Rate. Notwithstanding the foregoing, the Borrower shall pay interest on demand at the Overdue Rate on the outstanding principal amount of the Loan and any other amount payable by the Borrower hereunder (other than interest) which is not paid in full when due (whether at stated maturity, by demand, by acceleration or otherwise) for the period commencing on the due date thereof until the same is paid in full.

        No Set Off or Deduction. All payments of principal and interest and other amounts payable by the Borrower hereunder shall be made by the Borrower without set off or counterclaim, and free and clear of, and without deduction or with holding for, or on account of, any present or future taxes, levies, imposts, duties, fees, assessments, or other charges of whatever nature, imposed by any governmental authority, or by any department, agency or other political subdivision or taxing authority.

        Additional Costs. (a) In the event that the adoption of, or any change in or in the interpretation by any governmental authority of, any applicable law, treaty, rule or regulation (whether domestic or foreign), or compliance by the Bank with any guideline, request or directive of any governmental authority that is promulgated, made, issued, or changed (whether or not having the force of law), shall (i) change the basis of taxation of payments to the Bank of any amounts payable by the Borrower under this Note (other than taxes imposed on the overall net income of the Bank), or (ii) shall impose, modify or deemed applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by the Bank, or (iii) shall impose any other condition with respect hereto, and the result of any of the foregoing is to increase the cost to the Bank, of making, funding or maintaining any Eurodollar Rate Loan or to reduce the amount of any sum receivable by the Bank, thereon, then the Borrower shall pay to the Bank from time to time, upon request by the Bank, additional amounts sufficient to compensate the Bank, for such increased cost or reduced sum receivable to the extent, in the case of any Eurodollar Rate Loan, the Bank is not compensated therefor in the computation of the interest rate applicable to such Eurodollar Rate Loan or pursuant to subsection (b) of this Section. A statement as to the amount of such increased cost or reduced sum receivable and reason therefor, prepared in good faith and in reasonable detail by the Bank, and submitted by the Bank, to the Borrower, shall be conclusive and binding for all purposes absent material error.

               (b) In the event that any applicable law, rule, regulation, or guideline now in effect relating to capital adequacy, or that the adoption of, or any change in or in the interpretation by any governmental authority of any applicable law, treaty, rule or regulation (whether domestic or foreign), or that compliance by the Bank with any guideline, request or directive of any governmental authority (whether or not having the force of law) relating to capital adequacy, or that is promulgated, made, issued, or changed including any risk-based capital guidelines, affects or would affect the amount of capital required or expected to be maintained by the Bank (or any corporation controlling the Bank) and the Bank determines that the amount of such capital required or expected to be maintained is increased by or based upon the existence of the Bank's obligations hereunder and such increase has the effect of reducing the rate of return on the Bank's (or such controlling corporation's) capital as a consequence of such obligations hereunder to a level below that which the Bank (or such controlling corporation) could have achieved but for such circumstances (taking into consideration its policies with respect to capital adequacy) by an amount deemed by the Bank to be material, then the Borrower shall pay to the Bank, from time to time, upon request by the Bank additional amounts sufficient to compensate the Bank (or such controlling corporation) for any increase in the amount of capital and reduced rate of return which the Bank reasonably determines to be allocable to the existence of the Bank's obligations hereunder. A statement as to the amount of such compensation and reason therefor, prepared in good faith and in reasonable detail by the Bank, as the case maybe, and submitted by the Bank to the Borrower, shall be conclusive and binding for all purposes absent material error.

        Illegality and Impossibility. In the event that the adoption of, or any change in or in the interpretation by any governmental authority of, any applicable law, treaty, rule or regulation (whether domestic or foreign), or compliance by the Bank with any guideline, request or directive of any governmental authority that is promulgated, made, issued, or changed (whether or not having the force of law), including without limitation exchange controls, shall make it unlawful or impossible for the Bank to maintain any Eurodollar Rate Loan under this Note, the Borrower shall upon receipt of notice thereof from the Bank, repay in full the then outstanding principal amount of each Eurodollar Rate Loan so affected, together with all accrued interest thereon to the date of payment, (a) on the last day of the then current Eurodollar Interest Period applicable to such Loan if the Bank may lawfully continue to maintain such Loan to such day, or (b) immediately if the Bank may not continue to maintain such Loan to such day.

        Funding Losses. If the Borrower makes any payment of principal on a Eurodollar Rate Loan on any day other than the last day of the Applicable Interest Period, or if the Borrower fails to make any payment of principal or interest in respect of a Eurodollar Rate Loan when due, the Borrower shall, in addition to any amounts that may be payable pursuant hereto, pay to the Bank the Prepayment Amount on demand. A statement as to the Prepayment Amount as of the Prepayment Date, prepared in good faith and in reasonable detail by the Bank and submitted by the Bank to the Borrower, shall be conclusive and binding for all purposes in the absence of material error.

        Regulation D Compensation. If the Eurocurrency liabilities (as defined in and pursuant to Regulation D of the Board of Governors of the Federal Reserve System, as amended or modified from time to time) of the Bank is a positive number, the Bank may require the Borrower to pay to the extent not already provided for in the definition of Eurodollar Rate, contemporaneously with each payment of interest on the Eurodollar Rate Loans, additional interest on the related Eurodollar Rate Loan of the Bank at a rate per annum equal to the excess of (a)(i) the applicable Eurodollar Rate expressed as a decimal, divided by

(ii) one minus the maximum rate (expressed as a decimal) at which the Bank is required to maintain reserves on Eurocurrency liabilities or, if such regulation or definition is modified, and as long as the Bank is required to maintain reserves against a category of liabilities which includes deposits in Dollars or includes a category of assets which includes loans in Dollars, the rate at which such reserves are required to be maintained on such category, over (b) the rate specified in clause (a)(i). If the Bank wishes to require payment of such additional interest, it shall so notify the Borrower of such requirement either on or before the Effective Date or at least three
(3) Business Days prior to the first Eurodollar Interest Period to which such requirement shall apply, which notice shall indicate the place where such additional interest shall be payable to the Bank. In the event the Bank shall have given notice to the Borrower pursuant to the foregoing sentence, thereafter the Borrower shall pay to the Bank at the place indicated in such notice the additional interest due under this paragraph on all Eurodollar Rate Loans made by the Bank thereafter, until the Bank notifies the Borrower that it no longer wishes to require the payment of the additional interest under this paragraph, and all such additional interest shall be payable on the Interest Payment Date with respect thereto.

        If an Event of Default (as defined in the Letter Agreement) occurs and is not cured within the time, if any, provided for by the Letter Agreement, the Bank may exercise any one or more of the rights and remedies granted by the Letter Agreement or any document contemplated thereby or given to a secured party under applicable law, including without limit the right to accelerate this Note and any other Indebtedness (as defined in the Letter Agreement), and may set off against the principal of and interest on this Note or against any other Indebtedness (i) any amount owing by the Bank to the undersigned, (ii) any property of the undersigned at any time in the possession of the Bank or any affiliate of the Bank and (iii) any amount in any deposit or other account (including without limit an account evidenced by a certificate of deposit) of the undersigned with the Bank or any affiliate of the Bank.

        In the event that and so long as any Event of Default shall have occurred and be continuing, the indebtedness outstanding under this Note shall bear interest at the Overdue Rate.

        The Undersigned and all accommodation parties, guarantors and indorsers (i) waive presentment, demand, protest and notice of dishonor, (ii) agree that no extension or indulgence to the undersigned or release or non-enforcement of any security, whether with or without notice, shall affect the obligations of any accommodation party, guarantor or indorser, and (iii) agree to reimburse the holder of this Note for any and all costs and expenses incurred in collecting or attempting to collect any and all principal and interest under this Note (including, but not limited to, court costs and reasonable attorney fees, whether in-house or outside counsel is used and whether such costs and expenses are incurred in formal or informal collection actions, federal bankruptcy proceedings, appellate proceedings, probate proceedings, or otherwise). This Note shall be governed by and construed in accordance with the laws of the State of Michigan.

        For the purposes of this Note the following terms will have the following meanings:

        "Applicable Interest Period" shall mean the Eurodollar Interest Period then in effect.

        "Applicable Interest Rate" shall mean the Eurodollar Rate or the Prime Rate then in effect.

        "Applicable Margin" shall mean, the applicable percentage per annum, as determined by reference to the following table:

                   Prime            Eurodollar
                   Margin             Margin
                   ------           ----------
                 minus .50%           2.25%

        "Business Day" shall mean a day other than a Saturday, Sunday or other day on which any bank is not open to the public for carrying on substantially all of its banking functions, and if the applicable Business Day relates to a Eurodollar Rate Loan or request therefor, a day which is also a day on which dealings in dollar deposits are carried out in the London interbank market.

        "Eurodollar Interest Period" shall mean a period of at least seven
(7) days but not more than ninety (90) days, as selected by Borrower pursuant to the terms of this Note, commencing on the day a Eurodollar-based Advance is made, provided that any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day.

        "Eurodollar Lending Office" shall mean such branch of Bank, domestic or foreign, as it may hereafter designate as its Eurodollar Lending Office.

        "Eurodollar Rate" shall mean, with respect to any Eurodollar Rate Loan and the related Eurodollar Interest Period, the per annum rate that is equal to the sum of:

        (a)    the Applicable Margin, plus

        (b)    the quotient of:

               (i) the per annum interest rate at which the Bank's Eurodollar Lending Office offers deposits to prime banks in the eurodollar market in an amount comparable to the relevant Eurodollar Rate Loan and for a period equal to the relevant Eurodollar Interest Period at or about 11:00 a.m. (Lansing, Michigan time) (or as soon thereafter as practical) two (2) Business Days prior to the first day of such Eurodollar Interest Period;

                      divided by

               (ii) a percentage equal to 100% minus the maximum rate on such date at which the Bank is required to maintain reserves on "Eurocurrency Liabilities" as defined in and pursuant to Regulation D of the Board of Governors of the Federal Reserve System or, if such regulation or definition is modified, and as long as the Bank is required to maintain reserves against a category of liabilities which includes eurodollar deposits or includes a category of assets which includes Eurodollar Rate Loans, the rate at which such reserves are required to be maintained on such category.

        "Eurodollar Rate Loan" shall mean the Specified Principal which bears interest from time to time at the Eurodollar Rate.

        "Federal Funds Rate" shall mean, for any day, the average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published by the Federal Reserve Bank of New York for such day, or, if such rate is not so published for any day, the average of the quotations for such rates received by the Bank from three federal funds brokers of recognized standing selected by the Bank in its discretion from time to time as the opening federal funds rate paid or payable by the Bank in its regional federal funds market for overnight borrowings from other banks.

        "Loan" shall mean the loan made pursuant to this Note. Any such Loan or portion thereof may also be denominated as a Prime Rate Loan or a Eurodollar Rate Loan, and such Prime Rate Loans and Eurodollar Loans are referred to herein as "types" of Loans.

        "Overdue Rate" shall mean (a) in respect of the principal of any Eurodollar Rate Loan, a rate per annum that is equal to the sum of three percent (3%) per annum plus the per annum rate in effect thereon until the end of the Applicable Interest Period and, thereafter, a rate per annum that is equal to the sum of three percent (3%) per annum plus the Prime Rate, and
(b) in respect of the principal of any Prime Rate Loan, and other amounts payable by the Borrower hereunder (other than interest or amounts described in clause (a) above), a per annum rate that is equal to the sum of three percent (3%) per annum plus the Prime Rate.

        "Prepayment Amount" shall mean the sum of: (i) Five Hundred Dollars ($500), plus (ii) the amount of principal which the Borrower has elected to prepay or the amount of principal which the Bank has required the Borrower to prepay because of acceleration, as the case may be (the "Prepaid Principal Amount"), (iii) interest accruing on the Prepaid Principal Amount up to, but not including, the Prepayment Date, and (iv) the present value, discounted at the Reinvestment Rates (as defined below), of the positive amount by which
(A) the interest the Bank would have earned had the Prepaid Principal Amount been paid at the end of the current Applicable Interest Period exceeds (B) the interest the Bank would earn by reinvesting the Prepaid Principal Amount at the Reinvestment Rates.

        "Prepayment Date" shall mean the date on which the Borrower prepays any principal of a Eurodollar Rate.

        "Prime Rate" shall mean the per annum rate that is equal to the Applicable Margin plus the greater of (i) the per annum rate of interest announced from time to time by the Bank as its "prime rate", which rate may not necessarily be the lowest rate charged by the Bank to any of its customers, or (ii) the Federal Funds Rate plus one half percent (1/2%) per annum. The Prime Rate shall change simultaneously with any change in such "prime rate" or such Federal Funds Rate, if applicable.

        "Prime Rate Loan" shall mean the Specified Principal which bears interest at the Prime Rate.

        "Reinvestment Rates" shall mean the per annum rates of interest equal to one-half percent (1/2%) above the rates of interest reasonably determined by the Bank to be in effect not more than seven (7) days prior to the Prepayment Date in the secondary market for United States Treasury Obligations in amount(s) and with maturity(ies) which correspond (as closely as possible) to the principal installment amount(s) and the payment date(s) against which the Prepaid Principal Amount will be applied.

        "Specified Principal" shall mean that amount of the principal of the Loan outstanding that bears interest at the Eurodollar Rate.

        Borrower agrees to make all payments to Bank of any and all amounts due and owing by Borrower to Bank hereunder on the date provided for such payment, in United States Dollars in immediately available funds at any office of Bank in the State of Michigan or such other address as Bank may notify Borrower in writing.

        No delay or failure of Bank in exercising any right, power or privilege hereunder shall affect such right, power or privilege, nor shall any single or partial exercise thereof preclude any further exercise thereof, or the exercise of any other power, right or privilege. The rights of Bank under this Note are cumulative and not exclusive of any right or remedies which Bank would otherwise have, whether by other instruments or by law.

        This Note shall bind the Borrower, and the Borrower's respective successors and assigns.

        THE BORROWER AND THE BANK ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS NOTE.

        This Note has been deemed to have been delivered at Lansing, Michigan, and shall be governed by and construed and enforced in accordance with the laws of the State of Michigan. Whenever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.


                                          NEOGEN CORPORATION


                                          By:________________________________

                                          Its:_______________________________

                                  EXHIBIT B

                     CORPORATE ACQUISITION REVOLVING NOTE
                                 (Eurodollar)

                                               TAX I.D. NO.: 38-______________

$7,500,000                                                   Lansing, Michigan

                                                              March ____, 1998


        FOR VALUE RECEIVED, the undersigned promises to pay to the order of COMERICA BANK (the "Bank") at any office of the Bank, on the Termination Date, the principal sum or so much of the principal sum of Seven Million Five Hundred Thousand Dollars ($7,500,000) as may from time to time have been advanced and be outstanding under that certain Letter Agreement dated March ____, 1998, between the undersigned and the Bank (the "Letter Agreement") plus all accrued but unpaid interest thereon.

        This Note is a Master Note under which sums may or must be repaid from time to time and under which new advances are to be made by the Bank pursuant to the terms and conditions of the Letter Agreement, and the books and records of the Bank shall constitute the best evidence of the amount of indebtedness at any time owing hereunder.

        The entire indebtedness outstanding hereunder from time to time shall bear interest at the Applicable Interest Rate, as elected by Borrower from time to time, or as otherwise determined under the terms and conditions of this Note. Interest shall be payable on the first day of each month commencing April 1, 1998, and on the last day of any Applicable Interest Period (each an "Interest Payment Date").

        Interest accruing at the Prime Rate shall be computed on the basis of a 360 day year and shall be assessed for the actual number of days elapsed, and in such computation, effect shall be given to any change in the Prime Rate as a result of any change in the Prime Rate on the date of each such change.

        Interest accruing at the Eurodollar Rate shall be computed on the basis of a 360 day year and shall be assessed for the actual number of days elapsed from the first day of the Applicable Interest Period applicable thereto, but not including the last day thereof.

        The amount from time to time outstanding under this Note, the Applicable Interest Rate, the Applicable Interest Period, and the amount and date of any repayment shall be noted on Bank's books and records, which shall be conclusive evidence thereof, absent manifest error; provided, however, any failure by Bank to make any such notation, or any error in any such notation, shall not relieve Borrower of its obligations to repay Bank all principal, all accrued and unpaid interest thereon, and all other amounts payable by Borrower to Bank under or pursuant to this Note in accordance with the terms hereof.

        Interest Rate Election. The Borrower may elect to have the Applicable Interest Rate be the Eurodollar Rate by giving the Bank verbal notice (a "Notice of Interest Rate Election") of each such election not later than 1:00 p.m. Lansing, Michigan time two (2) Business Days before each Eurodollar Rate Loan is to be made, specifying:

               (a) the date when such election shall be effective (which
                   shall be a Business Day);

               (b) the Specified Principal;

               (c) the Applicable Interest Rate; and

               (d) the Applicable Interest Period.

        If the Borrower fails to make such election, the Applicable Interest Rate shall be the Prime Rate.

        Subsequent Elections as to Borrowing. The Borrower may elect to (a) continue a Eurodollar Rate Loan or a portion thereof, as a Eurodollar Rate Loan, or (b) convert a Eurodollar Rate Loan or a portion thereof, to a Prime Rate Loan, or (c) elect to convert a Prime Rate Loan, or a portion thereof, to a Eurodollar Rate Loan, in each case by giving verbal notice thereof to the Bank not later than 1:00 p.m. Lansing time (i) two (2) Business Days prior to the date any such continuation of or conversion to a Eurodollar Rate Loan is to be effective and (ii) one (1) Business Day prior to the date any such continuation of or conversion to a Prime Rate Loan to be effective, provided that an outstanding Eurodollar Rate Loan may only be converted on the last day of the Applicable Interest Period with respect thereto, and provided further, if a continuation of a Loan, or a conversion of a Loan to, a Eurodollar Rate Loan is requested, such notice shall also specify the Applicable Interest Period for such continuation or conversion. If the Borrower shall not timely deliver a Notice of Interest Rate Election with respect to an outstanding Eurodollar Rate Loan, the Borrower shall be deemed to have elected to convert such Eurodollar Rate Loan to a Prime Rate Loan on the last day of the then current Applicable Interest Period. If requested by the Bank, the Borrower shall confirm any verbal notice hereunder in writing.

        Maximum Amount of Revolving Loans. The sum of the aggregate principal amount of all Revolving Loans shall not at any time exceed the Corporate Acquisition Loan Commitment Amount.

        Limitations of Requests and Elections. Notwithstanding any other provision of this Note to the contrary, if, upon receiving a request for a Eurodollar Rate Loan, a request for a continuation of a Eurodollar Rate Loan as a Eurodollar Rate Loan or a request for a conversion to a Eurodollar Rate Loan, (a) deposits in dollars for periods comparable to the Eurodollar Interest Period elected by the Borrower are not available to the Bank in the relevant interbank secondary market, or (b) the Eurodollar Rate will not adequately and fairly reflect the cost to the Bank of making, funding or maintaining the related Eurodollar Rate Loan, or (c) by reason of national or international financial, political or economic conditions or by reason of any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect, or the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by the Bank with any guideline, request or directive of such authority (whether or not having the force of law), including without limitation exchange controls, it is impracticable, unlawful or impossible for the Bank (i) to make or fund Eurodollar Rate Loans or (ii) to maintain outstanding such Eurodollar Rate Loan, or (iii) to convert a Loan to a Eurodollar Rate Loan, then the Borrower shall not be entitled, so long as such circumstances continue, to request a Eurodollar Rate Loan or a continuation of or conversion to a Eurodollar Rate Loan. In the event that such circumstances no longer exist, the Bank shall again consider requests for Eurodollar Rate Loans, and requests for continuations of and conversions to Eurodollar Rate Loans.

        Maximum Amount of Interest Rate Elections. Except for (a) Borrowings and conversions thereof which exhaust the entire remaining amount of the Corporate Acquisition Revolving Loan Commitment, and (b) payments required pursuant hereto, each Borrowing and each continuation or conversion thereof and each repayment thereof shall be in a minimum amount of Five Hundred Thousand Dollars ($500,000.00) and in integral multiples of One Hundred Thousand Dollars ($100,000.00). No more than three
(3) Eurodollar Interest Periods shall be permitted to exist at any one time.

        Optional Prepayments of Principal. The Borrower may, at any time, upon notice to the Bank, pay all or part of the Loan outstanding bearing interest at the Prime Rate without penalty, premium or other charge. The Borrower may not prepay any portion of the Loan as to which an election for, a continuation of or a conversion to a Eurodollar Rate is pending, and any Eurodollar Rate Loan may only be paid on the last day of the Applicable Interest Period with respect thereto, unless, in addition to any other amounts required to be paid, the Borrower also pays the Bank the Prepayment Amount. All notices of prepayment that are delivered to the Bank by the Borrower pursuant to this section shall be delivered by 1:00 p.m. Lansing time on the relevant Business Day or if delivered at a later time shall be deemed to have been delivered as of the next Business Day. A notice of prepayment with respect to a Eurodollar Rate Loan shall not be revocable by the Borrower after delivery to the Bank.

        Mandatory Payments of Revolving Loans. The Borrower shall pay to the Bank, the amount, if any, by which the aggregate unpaid principal amount of all Revolving Loans from time to time exceeds the Corporate Acquisition Loan Commitment Amount, together with all interest accrued and unpaid on the amount of such excess. Such payment shall be immediately due and owing without notice or demand upon the occurrence of any such excess. Mandatory payments under this Section shall be applied first to Prime Rate Loans.

         Interest Payments. The Borrower shall pay interest to the Bank on the unpaid principal amount of the Loan, for the period commencing on the date hereof until the Loan is paid in full, on each Interest Payment Date and at maturity (whether at stated maturity, by demand, by acceleration or otherwise), and thereafter on demand, at the Applicable Interest Rate. Notwithstanding the foregoing, the Borrower shall pay interest on demand at the Overdue Rate on the outstanding principal amount of the Loan and any other amount payable by the Borrower hereunder (other than interest) which is not paid in full when due (whether at stated maturity, by demand, by acceleration or otherwise) for the period commencing on the due date thereof until the same is paid in full.

        No Set Off or Deduction. All payments of principal and interest and other amounts payable by the Borrower hereunder shall be made by the Borrower without set off or counterclaim, and free and clear of, and without deduction or with holding for, or on account of, any present or future taxes, levies, imposts, duties, fees, assessments, or other charges of whatever nature, imposed by any governmental authority, or by any department, agency or other political subdivision or taxing authority.

        Additional Costs. (a) In the event that the adoption of, or any change in or in the interpretation by any governmental authority of, any applicable law, treaty, rule or regulation (whether domestic or foreign), or compliance by the Bank with any guideline, request or directive of any governmental authority that is promulgated, made, issued, or changed (whether or not having the force of law), shall (i) change the basis of taxation of payments to the Bank of any amounts payable by the Borrower under this Note (other than taxes imposed on the overall net income of the Bank), or (ii) shall impose, modify or deemed applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by the Bank, or (iii) shall impose any other condition with respect hereto, and the result of any of the foregoing is to increase the cost to the Bank, of making, funding or maintaining any Eurodollar Rate Loan or to reduce the amount of any sum receivable by the Bank, thereon, then the Borrower shall pay to the Bank from time to time, upon request by the Bank, additional amounts sufficient to compensate the Bank, for such increased cost or reduced sum receivable to the extent, in the case of any

Eurodollar Rate Loan, the Bank is not compensated therefor in the computation of the interest rate applicable to such Eurodollar Rate Loan or pursuant to subsection (b) of this Section. A statement as to the amount of such increased cost or reduced sum receivable and reason therefor, prepared in good faith and in reasonable detail by the Bank, and submitted by the Bank, to the Borrower, shall be conclusive and binding for all purposes absent material error.

               (b) In the event that any applicable law, rule, regulation, or guideline now in effect relating to capital adequacy, or that the adoption of, or any change in or in the interpretation by any governmental authority of any applicable law, treaty, rule or regulation (whether domestic or foreign), or that compliance by the Bank with any guideline, request or directive of any governmental authority (whether or not having the force of law) relating to capital adequacy, or that is promulgated, made, issued, or changed including any risk-based capital guidelines, affects or would affect the amount of capital required or expected to be maintained by the Bank (or any corporation controlling the Bank) and the Bank determines that the amount of such capital required or expected to be maintained is increased by or based upon the existence of the Bank's obligations hereunder and such increase has the effect of reducing the rate of return on the Bank's (or such controlling corporation's) capital as a consequence of such obligations hereunder to a level below that which the Bank (or such controlling corporation) could have achieved but for such circumstances (taking into consideration its policies with respect to capital adequacy) by an amount deemed by the Bank to be material, then the Borrower shall pay to the Bank, from time to time, upon request by the Bank additional amounts sufficient to compensate the Bank (or such controlling corporation) for any increase in the amount of capital and reduced rate of return which the Bank reasonably determines to be allocable to the existence of the Bank's obligations hereunder. A statement as to the amount of such compensation and reason therefor, prepared in good faith and in reasonable detail by the Bank, as the case maybe, and submitted by the Bank to the Borrower, shall be conclusive and binding for all purposes absent material error.

        Illegality and Impossibility. In the event that the adoption of, or any change in or in the interpretation by any governmental authority of, any applicable law, treaty, rule or regulation (whether domestic or foreign), or compliance by the Bank with any guideline, request or directive of any governmental authority that is promulgated, made, issued, or changed (whether or not having the force of law), including without limitation exchange controls, shall make it unlawful or impossible for the Bank to maintain any Eurodollar Rate Loan under this Note, the Borrower shall upon receipt of notice thereof from the Bank, repay in full the then outstanding principal amount of each Eurodollar Rate Loan so affected, together with all accrued interest thereon to the date of payment, (a) on the last day of the then current Eurodollar Interest Period applicable to such Loan if the Bank may lawfully continue to maintain such Loan to such day, or (b) immediately if the Bank may not continue to maintain such Loan to such day.

        Funding Losses. If the Borrower makes any payment of principal on a Eurodollar Rate Loan on any day other than the last day of the Applicable Interest Period, or if the Borrower fails to make any payment of principal or interest in respect of a Eurodollar Rate Loan when due, the Borrower shall, in addition to any amounts that may be payable pursuant hereto, pay to the Bank the Prepayment Amount on demand. A statement as to the Prepayment Amount as of the Prepayment Date, prepared in good faith and in reasonable detail by the Bank and submitted by the Bank to the Borrower, shall be conclusive and binding for all purposes in the absence of material error.

        Regulation D Compensation. If the Eurocurrency liabilities (as defined in and pursuant to Regulation D of the Board of Governors of the Federal Reserve System, as amended or modified from time to time) of the Bank is a positive number, the Bank may require the Borrower to pay to the extent not already provided for in the definition of Eurodollar Rate, contemporaneously with each payment of interest on the Eurodollar Rate Loans, additional interest on the related Eurodollar Rate Loan of the Bank at a rate per annum equal to the excess of (a)(i) the applicable Eurodollar Rate expressed as a decimal, divided by (ii) one minus the maximum rate (expressed as a decimal) at which the Bank is required to maintain reserves on Eurocurrency liabilities or, if such regulation or definition is modified, and as long as the Bank is required to maintain reserves against a category of liabilities which includes deposits in Dollars or includes a category of assets which includes loans in Dollars, the rate at which such reserves are required to be maintained on such category, over (b) the rate specified in clause (a)(i). If the Bank wishes to require payment of such additional interest, it shall so notify the Borrower of such requirement either on or before the Effective Date or at least three (3) Business Days prior to the first Eurodollar Interest Period to which such requirement shall apply, which notice shall indicate the place where such additional interest shall be payable to the Bank. In the event the Bank shall have given notice to the Borrower pursuant to the foregoing sentence, thereafter the Borrower shall pay to the Bank at the place indicated in such notice the additional interest due under this paragraph on all Eurodollar Rate Loans made by the Bank thereafter, until the Bank notifies the Borrower that it no longer wishes to require the payment of the additional interest under this paragraph, and all such additional interest shall be payable on the Interest Payment Date with respect thereto.

        If an Event of Default (as defined in the Letter Agreement) occurs and is not cured within the time, if any, provided for by the Letter Agreement, the Bank may exercise any one or more of the rights and remedies granted by the Letter Agreement or any document contemplated thereby or given to a secured party under applicable law, including without limit the right to accelerate this Note and any other Indebtedness (as defined in the Letter Agreement), and may set off against the principal of and interest on this Note or against any other Indebtedness (i) any amount owing by the Bank to the undersigned, (ii) any property of the undersigned at any time in the possession of the Bank or any affiliate of the Bank and (iii) any amount in any deposit or other account (including without limit an account evidenced by a certificate of deposit) of the undersigned with the Bank or any affiliate of the Bank.

        In the event that and so long as any Event of Default shall have occurred and be continuing, the indebtedness outstanding under this Note shall bear interest at the Overdue Rate.

        The Undersigned and all accommodation parties, guarantors and indorsers (i) waive presentment, demand, protest and notice of dishonor, (ii) agree that no extension or indulgence to the undersigned or release or non-enforcement of any security, whether with or without notice, shall affect the obligations of any accommodation party, guarantor or indorser, and (iii) agree to reimburse the holder of this Note for any and all costs and expenses incurred in collecting or attempting to collect any and all principal and interest under this Note (including, but not limited to, court costs and reasonable attorney fees, whether in-house or outside counsel is used and whether such costs and expenses are incurred in formal or informal collection actions, federal bankruptcy proceedings, appellate proceedings, probate proceedings, or otherwise). This Note shall be governed by and construed in accordance with the laws of the State of Michigan.

        For the purposes of this Note the following terms will have the following meanings:

        "Applicable Interest Period" shall mean the Eurodollar Interest Period then in effect.

        "Applicable Interest Rate" shall mean the Eurodollar Rate or the Prime Rate then in effect.

        "Applicable Margin" shall mean, the applicable percentage per annum, as determined by reference to the following table:

                  Prime              Eurodollar
                   Margin              Margin
                   ------            ----------
                  less .50%            2.25%

        "Business Day" shall mean a day other than a Saturday, Sunday or other day on which any bank is not open to the public for carrying on substantially all of its banking functions, and if the applicable Business Day relates to a Eurodollar Rate Loan or request therefor, a day which is also a day on which dealings in dollar deposits are carried out in the London interbank market.

        "Eurodollar Interest Period" shall mean a period of at least seven
(7) days but not more than ninety (90) days, as selected by Borrower pursuant to the terms of this Note, commencing on the day a Eurodollar-based Advance is made, provided that any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day.

        "Eurodollar Lending Office" shall mean such branch of Bank, domestic or foreign, as it may hereafter designate as its Eurodollar Lending Office.

        "Eurodollar Rate" shall mean, with respect to any Eurodollar Rate Loan and the related Eurodollar Interest Period, the per annum rate that is equal to the sum of:

        (a)    the Applicable Margin, plus

        (b)    the quotient of:

               (i) the per annum interest rate at which the Bank's Eurodollar Lending Office offers deposits to prime banks in the eurodollar market in an amount comparable to the relevant Eurodollar Rate Loan and for a period equal to the relevant Eurodollar Interest Period at or about 11:00 a.m. (Lansing, Michigan time) (or as soon thereafter as practical) two (2) Business Days prior to the first day of such Eurodollar Interest Period;

                      divided by

               (ii) a percentage equal to 100% minus the maximum rate on such date at which the Bank is required to maintain reserves on "Eurocurrency Liabilities" as defined in and pursuant to Regulation D of the Board of Governors of the Federal Reserve System or, if such regulation or definition is modified, and as long as the Bank is required to maintain reserves against a category of liabilities which includes eurodollar deposits or includes a category of assets which includes Eurodollar Rate Loans, the rate at which such reserves are required to be maintained on such category.

        "Eurodollar Rate Loan" shall mean the Specified Principal which bears interest from time to time at the Eurodollar Rate.

        "Federal Funds Rate" shall mean, for any day, the average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published by the Federal Reserve Bank of New York for such day, or, if such rate is not so published for any day, the average of the quotations for such rates received by the Bank from three federal funds brokers of recognized standing selected by the Bank in its discretion from time to time as the opening federal funds rate paid or payable by the Bank in its regional federal funds market for overnight borrowings from other banks.

        "Loan" shall mean the loan made pursuant to this Note. Any such Loan or portion thereof may also be denominated as a Prime Rate Loan or a Eurodollar Rate Loan, and such Prime Rate Loans and Eurodollar Loans are referred to herein as "types" of Loans.

        "Overdue Rate" shall mean (a) in respect of the principal of any Eurodollar Rate Loan, a rate per annum that is equal to the sum of three percent (3%) per annum plus the per annum rate in effect thereon until the end of the Applicable Interest Period and, thereafter, a rate per annum that is equal to the sum of three percent (3%) per annum plus the Prime Rate, and
(b) in respect of the principal of any Prime Rate Loan, and other amounts payable by the Borrower hereunder (other than interest or amounts described in clause (a) above), a per annum rate that is equal to the sum of three percent (3%) per annum plus the Prime Rate.

        "Prepayment Amount" shall mean the sum of: (i) Five Hundred Dollars ($500), plus (ii) the amount of principal which the Borrower has elected to prepay or the amount of principal which the Bank has required the Borrower to prepay because of acceleration, as the case may be (the "Prepaid Principal Amount"), (iii) interest accruing on the Prepaid Principal Amount up to, but not including, the Prepayment Date, and (iv) the present value, discounted at the Reinvestment Rates (as defined below), of the positive amount by which
(A) the interest the Bank would have earned had the Prepaid Principal Amount been paid at the end of the current Applicable Interest Period exceeds (B) the interest the Bank would earn by reinvesting the Prepaid Principal Amount at the Reinvestment Rates.

        "Prepayment Date" shall mean the date on which the Borrower prepays any principal of a Eurodollar Rate.

        "Prime Rate" shall mean the per annum rate that is equal to the Applicable Margin plus the greater of (i) the per annum rate of interest announced from time to time by the Bank as its "prime rate", which rate may not necessarily be the lowest rate charged by the Bank to any of its customers, or (ii) the Federal Funds Rate plus one half percent (1/2%) per annum. The Prime Rate shall change simultaneously with any change in such "prime rate" or such Federal Funds Rate, if applicable.

        "Prime Rate Loan" shall mean the Specified Principal which bears interest at the Prime Rate.

        "Reinvestment Rates" shall mean the per annum rates of interest equal to one-half percent (1/2%) above the rates of interest reasonably determined by the Bank to be in effect not more than seven (7) days prior to the Prepayment Date in the secondary market for United States Treasury Obligations in amount(s) and with maturity(ies) which correspond (as closely as possible) to the principal installment amount(s) and the payment date(s) against which the Prepaid Principal Amount will be applied.

        "Specified Principal" shall mean that amount of the principal of the Loan outstanding that bears interest at the Eurodollar Rate.

        Borrower agrees to make all payments to Bank of any and all amounts due and owing by Borrower to Bank hereunder on the date provided for such payment, in United States Dollars in immediately available funds at any office of Bank in the State of Michigan or such other address as Bank may notify Borrower in writing.

        No delay or failure of Bank in exercising any right, power or privilege hereunder shall affect such right, power or privilege, nor shall any single or partial exercise thereof preclude any further exercise thereof, or the exercise of any other power, right or privilege. The rights of Bank under this Note are cumulative and not exclusive of any right or remedies which Bank would otherwise have, whether by other instruments or by law.

        This Note shall bind the Borrower, and the Borrower's respective successors and assigns.

        THE BORROWER AND THE BANK ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS NOTE.

        This Note has been deemed to have been delivered at Detroit, Michigan, and shall be governed by and construed and enforced in accordance with the laws of the State of Michigan. Whenever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.


                                          NEOGEN CORPORATION


                                          By:________________________________

                                          Its:_______________________________